                                                                EXHIBIT 10.10

                             BBN PLANET CORPORATION
                Internet Services and Products Master Agreement
                                (September 1995)

     This Master Agreement defines the terms and conditions under which BBN Planet Corporation ("BBN Planet") will provide your organization ("Customer") with Internet services and products.

     1. BBN Planet will provide services and products as ordered by Customer. Scope, price and payment terms for services to be provided, and any additional terms and conditions, will be defined in Addenda to this Master Agreement.
This Master Agreement, together with all such Addenda, shall replace and supersede any other Agreements between the parties for Internet services and products.

     2. BBN Planet makes no warranty of any kind with respect to services and products provided under this Agreement. BBN PLANET DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. In any instance involving performance or nonperformance of services or products provided hereunder, Customer's sole remedy shall be (a) in the case of services, refund of pro rata portion of the price paid for services which were not provided, or (b) in the case of products, repair or return of the defective product to BBN Planet for refund, at the option of BBN Planet. Except as may otherwise be set forth in this Agreement, in the case of refund for lost service, credit will only be issued for periods of lost service greater than twenty-four (24) hours.

     BBN Planet will not be liable for any damages Customer may suffer arising out of use, or inability to use, its Internet services or related products unless such damage is caused by an intentional and willful act of BBN Planet. In no event shall BBN Planet be liable for unauthorized access to Customer's transmission facilities or Customer premises equipment or for unauthorized access to or alternation, theft or destruction of Customer's data files, programs, procedure or information through accident, fraudulent means or devices, or any other method. BBN Planet will not be liable for indirect, incidental, special or consequential damages or for any lost property or data of Customer. BBN Planet's liability for damages to Customer for any cause whatsoever, regardless of form of action, including negligence, shall not exceed an amount equal to the price of products and services purchased by Customer during the twelve month period preceding the event which caused the damages or injury; provided, however, that this limitation shall not apply to damages to Customer for personal injuries or destruction of tangible personal property proximately caused by the negligence of BBN Planet.

     3. BBN Planet will indemnify and hold Customer harmless against any claim or demand by any third party that any hardware or software provided to Customer hereunder, infringes any copyright, patent, trade secret or other intellectual property right under the laws of the U.S., Japan, Canada, or any member country in the European Union as of January 1, 1995. Except for damages incurred by BBN Planet caused by (a) proprietary rights infringement claims as provided for above, or (b) damages for personal injuries or destruction of tangible property proximately caused by BBN Planet's negligence, Customer agrees to indemnify and hold BBN Planet harmless against any claim or demand by any third party due to or arising out of the use by Customer of Internet services and related products provided hereunder.

     4. Customer understands that Internet use, and related products and services provided under this Master Agreement, may require registrations and related administrative reports which are public in nature. In addition, Customer agrees BBN Planet may include its name in directories of BBN Planet customers.

      5. Customer's right to use the Internet services and products provided hereunder is limited to Customer and is nontransferable except to organizations controlling, controlled by, or under common control with Customer. Customer may also transfer its right to use these Internet services and products if transferred as part of a sale or transfer of substantially all its assets subject to the approval of BBN Planet which will not be unreasonably withheld.

      6. This Master Agreement, together with any Addenda, constitutes the entire agreement of the parties with respect to the services and products provided hereunder. These terms and conditions shall prevail notwithstanding any different or additional terms and conditions in any forms provided by Customer.

     These Terms and Conditions have been read, are understood, and are hereby accepted.


  Customer Representative (Signature):  /s/ Harvey Sax  Date:  2/1/96
                                      ----------------       -----------------

  Name:  HomeCom Communications                         Title:  President
       -----------------------------------------------        ----------------

  Customer Name:   Harvey Sax
                --------------------------------------

                                      -2-